Exhibit 10.13

                           THE BUCK-A-DAY COMPANY INC.

                               WARRANT CERTIFICATE
                               SERIES "F" WARRANT
                             FOR PURCHASE OF SHARES

This is to certify that FOR VALUE RECEIVED, subject to the Articles of THE BUCK-A-DAY COMPANY INC. (the "Company"), <<Name<< is the registered owner (the "Warrant Holder") of <<Numberofshares>> Series "F" Warrants ("Warrants") represented hereby and is entitled, at any time up to 3:00 o'clock in the afternoon (Toronto Time) (December 31, 2002), to acquire One (1) Common Share of the Company for each Warrant, at the price (the "Exercise Price") of Fifty Cents $0.50 (U.S. Funds) per share.

The Company agrees that the shares so purchased shall be and be deemed to be issued to the Warrant Holder as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrant Holder to subscribe for or purchase any shares of the Company at any time after the Expiry Time, and from and after the Expiry Time this Warrant and all rights hereunder shall be void and of no value.

The above provisions are subject to the following:

1. In the event the Warrant Holder desires to exercise the right to purchase shares in the capital of the Company conferred hereby, the Warrant Holder shall within the times hereinbefore set out:

      (a) duly complete in the manner indicated and execute a subscription in the form attached to this Warrant;

      (b)   surrender this Warrant to the Company; and

      (c) pay the amount payable on the exercise of this Warrant in respect of the shares of the capital of Company subscribed for either in cash or by certified cheque payable to the Company.

            Upon such surrender and payment as aforesaid, the Warrant Holder shall:

            (i) be deemed for all purposes to be a shareholder of record of the number of shares in the capital of the Company to be so issued hereunder, (the "Purchased Shares") and the Warrant Holder shall be entitled to delivery of a certificate or certificates evidencing such Purchased shares and the Company shall cause such certificate or certificates to be

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                  delivered to the Warrant Holder at the address specified in the said subscription form within fifteen (15) days of said surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrant and the Warrant Holder will not be entitled to any cash payment or compensation in lieu of fractional Common Shares; and

2. The Warrant Holder may subscribe for and purchase any lesser number of full shares than the number of shares expressed in this Warrant. In the event that the Warrant Holder subscribes for and purchases any such lesser number of shares prior to the Expiry Time, it shall be entitled to receive a replacement Warrant with respect to the unexercised balance.

3. The holding of this Warrant shall not constitute the Warrant Holder a shareholder of the Company nor entitle it to any right or interest in respect thereof except as herein expressly provided.

4. The Company covenants and agrees that it is duly authorised to create and issue this Warrant and that it is a valid and enforceable obligation of the Company in accordance with the terms hereof and that it will cause the shares from time to time subscribed for and purchased in the manner herein provided and the certificate evidencing such shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of its authorised capital a sufficient number of shares to satisfy the right of purchase herein provided for. All shares which shall be issued upon the exercise of the right of purchase herein provided for, upon payment therefore of the amount at which such shares may be purchased pursuant to the provisions hereof, shall be and be deemed to be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

5. The Company covenants and agrees that so long as this Warrant is outstanding, in whole or in part, it will not:

      (a) pay any dividends payable in shares of the capital of the Company on the shares of the same class as those in respect of which the right to purchase herein is then given, or

      (b) give rateably to holders of shares in the capital of the company of the same class as those in respect of which the right to purchase herein is then given rights or warrants to subscribe for additional shares in the capital of the Company, or

      (c) make any repayment of capital on any of the shares of the capital of the Company of the same class as those in respect of which the right to purchase herein is then given, or

      (d) consolidate, amalgamate or merge with any company or corporation, or sell or lease the whole or substantially the whole of its assets or undertaking or terminate its corporate existence, or

      (e) subdivide, consolidate, change or reclassify any shares in the capital of the Company, or

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      (f)   distribute to holders of shares in the capital of the Company, any class of shares or rights, options or warrants (other than those referred to above or granted by the Company as of the date hereof) or evidence of indebtedness or property (excluding cash dividends paid in the ordinary course), unless and until it shall have given at least (fifteen) 15 days' prior written notice to the Warrant Holder of its intention so to do and of the particulars (including, in each case, the record date therefor) of any such dividend and/or the right to subscribe for additional shares and/or of the repayment of capital on its shares, as the case may be, and/or the general terms (including the record date for determining the persons entitled to attend any meeting of shareholders held for the purpose of approving or confirming the same) of any such consolidation, amalgamation or merger with any other company or corporation or the sale or lease of the whole or substantially the whole of its assets or undertaking, and/or of such subdivision, consolidation, change or reclassification, as the case may be and/or of such distribution.

            The Company further covenants and agrees that it will not within the said (fifteen) 15 day period take any corporate action which might deprive the Warrant Holder of the opportunity of exercising the right to purchase shares of the capital of the Company during such (fifteen) 15 day period and thereby to participate as a shareholder in or with respect to any of the aforementioned matters.

6. If at any time after the date hereof and prior to the Expiry Time there shall be a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or securities, or any other capital reorganisation except as described in Section 8, or a consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as a entirety to another corporation or other entity (any of such events being called a "Capital Reorganisation"), the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which it would have been entitled to receive as a result of such Capital Reorganisation if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise.

7. If at any time after the date hereof and prior to the Expiry Time any adjustment in the Exercise Price shall occur as a result of an event referred to in section 8, then the number of Common Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this Section 7 as a result of a distribution of exchangeable or convertible securities referred to in section 8, the number of Common Shares purchasable upon exercise of this Warrant shall be readjusted immediately after the expiration of any

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      relevant exchange, conversion or exercise right to the number of Common
      Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

      For the purposes of Sections 7 and 8 hereof,

      "dividend in the ordinary course" means a dividend paid on the Common Shares in any financial year of the Company, whether in (1) cash, (2) securities of the Company, including rights, options or warrants to purchase any securities of the Company or property or other assets of the Company, or (3) property or other assets of the Company, to the extent that the amount or value of such dividend together with the amount or value of all other dividends theretofore paid during such financial year on all of the outstanding Common Shares (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the directors acting reasonably which determination shall be conclusive) does not exceed 100% of the consolidated net income of the Company before extraordinary items as certified by the Company to the Warrant Holder (but after dividends payable on all shares ranking prior to or on a parity with respect to the payment of dividends with the Common Shares) for the period of twelve (12) consecutive months ended immediately prior to the first day of such financial year (such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Company for such period of twelve (12) consecutive months or, if there are no audited financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited financial statements of the Company).

8. The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

      If and whenever at any time after the date hereof and prior to the Expiry Time, the Company shall:

      (a) subdivide the outstanding Common Shares into a greater number of Common Shares;

      (b) consolidate the outstanding Common Shares into a lesser number of Common Shares; or

      (c) make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (any of such events being called a "Common Share Reorganisation"), the Exercise Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganisation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of

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            Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganisation and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganisation including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date.

9.    (a)   In any case in which Sections 6 to 8, inclusive, shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event:

            (i) issuing to the Warrant Holder in respect of any exercise of this Warrant after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

            (ii) delivering to the Warrant Holder any distributions declared with respect to such additional Common Shares after such exercise date and before such event,

                  provided, however, that the Company shall deliver to the Warrant Holder an appropriate instrument evidencing the Warrant Holder's rights upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of this Warrant.

      (b) The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof; provided that, notwithstanding any other provision hereof, provided that notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable on the exercise of a Warrant unless it would result in a change of at least one share (provided, however, that any adjustments which by reason of this Subsection 9(2) are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

      (c) In the event of any question arising with respect to the adjustments provided herein such question shall be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to Warrant Holder (who may be the Company's auditors); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Warrant Holder. In the event that any such determination is made, the Company shall deliver a certificate to the Warrant Holder describing such determination.

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      (d)   No adjustment in the Exercise Price or in the number of Common
            Shares purchasable upon exercise of this Warrant shall be made in respect of any event described herein, other than the events referred to in clauses (i) and (ii) of section 8, if the Warrant Holder is entitled to participate in such event on the same terms mutatis mutandis as if it had exercised this Warrant prior to or on the effective date or recorded date of such event.

      (e) In case the Company after the date of this Warrant shall take any action affecting the Common Shares, other than action described herein, which in the opinion of the directors of the Company would materially affect the rights of the Warrant Holder hereunder, the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted in such manner, if any, and at such time, by such action by the directors, as they, in their sole discretion, may determine to be equitable in the circumstances. Failure of the directors to make an adjustment in accordance with this Subsection 9(5) shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the Company shall deliver a certificate to the Warrant Holder describing such adjustment.

      (f) If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price of the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

      (g) As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 6, 7 or 8, the Company shall take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Common Shares which the Warrant Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

      (h) (i) At least fifteen (15) days prior to the effective date or record date, as the case may be, of any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to this Warrant, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise thereof, the Company shall give notice to the Warrant Holder of the particulars of such event and, if determinable, the required adjustment.

            (ii) In case any adjustment for which a notice in Subsection (i) has been given is not then determinable, the Company shall promptly after such adjustment is determinable give notice to the Warrant Holder of the adjustment.

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            (iii) Where a notice in Subsection 9(b) (i) or (ii) has been given, the Warrant Holder shall be entitled to rely absolutely on any adjustment calculation of the Company or the Company's auditor.

10. In the event that the Warrant Holder exercises less than all of the rights to purchase shares of the Company conferred hereby, the Company shall, upon surrender of this Warrant and payment (as provided in section 1 hereof), issue to the Warrant Holder a replacement Warrant evidencing the rights remaining unexercised.

11. The Company covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other acts, deeds and assurances as the Warrant Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant.

12.   Time shall be of the essence hereof.

13. This Warrant shall be construed in accordance with the laws of the Province of Ontario and shall be treated in all respects as an Ontario contract.

14. Any notice required or permitted to be given hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Company at:

                        1410 - 181 University Avenue
                        Toronto ON M5H 3M7

      and to the Warrant Holder at:

                        <<fullname>>
                        <<address>>

      Any notice aforesaid if delivered shall be deemed to have been given or make on the date on which it was delivered or if mailed, shall be deemed to have been given on the third business day following the day on which it was mailed. Either of the parties hereto may change its address for service from time to time by notice given in accordance with the foregoing.

15. This Warrant shall enure to the benefit of the Warrant Holder and be binding upon the Company and their respective successors and permitted assigns.

16. This Warrant is not transferable by the Warrant Holder without the prior express consent of the Board of Directors of the Company.

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      IN WITNESS WHEREOF The Buck-A-Day Company Inc. (the "Company") has caused this Warrant to be signed by its duly authorised officer as of the February, 2002.

                                            THE BUCK-A-DAY COMPANY INC.


                                            Per: "ED LABUICK"
                                                 -------------------------------
                                                 ED LABUICK         A.S.O.